UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 20, 2008

Date of Earliest Event Reported:  August 15, 2008

AdCare Health Systems, Inc.

(Exact Name of Registrant as specified in its Charter)

Ohio	31-1332119
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5057 Troy Rd, Springfield, OH	45502-9032
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code

(937) 964-8974

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 2.02.  Financial Statements and Exhibits.

On Tuesday, August 19, 2008, AdCare Health Systems, Inc. (the “Company”) issued a press release announcing its financial results for its second quarter ending June 30, 2008.  A copy of this press release is furnished as Exhibit 99.1 hereto.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Current Report on Form 8-K, including the attached exhibit and the information set forth therein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On Friday, August 15, 2008, at a Special Meeting of Shareholders, shareholders approved the issuance of warrants, which will vest over a period of five years, to officers and directors of the Company to purchase an aggregate of 1,092,305 shares of the Company’s common stock as described in the Company’s definitive proxy statement filed with the SEC on July 24, 2008 and incorporated herein by reference.

Also, on Friday, August 15, 2008, Mr. J. Michael Williams announced his retirement from the position of Executive Vice President and Chief Operating Officer of the Company.  Also, effective August 15, 2008, Mr. Gary Wade, Chief Executive Officer, has assumed all the additional responsibilities of Executive Vice President and Chief Operating Officer.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  August 20, 2008

ADCARE HEALTH SYSTEMS, INC.

By:  /s/ Scott Cunningham

Name: Scott Cunningham

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	AdCare Health Systems, Inc. Press Release, dated August 19, 2008.

Exhibit 99.1

Press Release

AdCare Health Systems, Inc. Reports 2008 Second Quarter

Earning Results

SPRINGFIELD, Ohio, August 19, 2008 /PRNewswire-FirstCall/ AdCare Health Systems, Inc. (Amex: ADK), an Ohio based long term care, home care and management company, today reported financial results for its second quarter of 2008.

Revenues for the quarter ended June 30, 2008 were $6,016,536 as compared to $5,872,377 for the same quarter in 2007, an increase of $144,159.  The increase was mostly due to better occupancy at our skilled nursing centers and our assisted living communities and increased rentals at our assisted living communities.

The net income for the quarter ended June 30, 2008 was $22,963 as compared to a loss of $212,880 for the second quarter ended June 30, 2007, an improvement of $235,843.  The improvement was due primarily to a gain of $413,593 recognized in the acquisition of the New Lincoln Lodge, a 50 unit retirement and assisted living facility located in Columbus, Ohio.  Basic and diluted net income per share for the quarter ended June 30, 2008 was $0.01 as compared to a basic and diluted net loss per share of ($0.05) for the same quarter ended June 30, 2007.

Revenues for the six-months ended June 30, 2008 were $12,009,078 as compared to $11,696,726 for the same period in 2007, an increase of $312,352.  Net loss for the six-months ended June 30, 2008 was $116,507 as compared to a loss of $347,657 for the same period in 2007, an improvement of $231,150.  The improvement again was due primarily to the gain recognized in the acquisition of the New Lincoln Lodge in the second quarter.  Basic and diluted net loss per share for the six-months ended June 30, 2008 was ($0.03) as compared to a basic and diluted net loss per share of ($0.09) for the same six-month period ended June 30, 2007.

David A. Tenwick, Chairman of AdCare, stated that “the Company is continuing to absorb the increased costs of being a public company and being listed on the American Stock Exchange.  So far this year, we have refinanced three of our assisted living properties and one of our nursing homes with long term HUD financings.  In addition, we continue to look for suitable acquisitions as well as raising additional capital.  We believe that being a listed company is helpful in looking for potential acquisitions and raising more capital.”

The Chairman had two additional announcements to make.  Mr. Tenwick stated, ”On August 15, 2008, J.  Michael Williams, AdCare’s Executive Vice President and COO, announced his retirement from AdCare.”  Mr Tenwick added, “We wish Mike well and Gary Wade, in addition to his duties as President, will take on all of Mike’s operating responsibilities.”  The second announcement from Mr. Tenwick is that at the special meeting of shareholders held on August 15, 2008, the shareholders approved the issuance of warrants to officers and directors of AdCare to purchase up to 1,092,305 shares of common stock of AdCare.  As described in the definitive proxy filed with the SEC on July 24, 2008, the warrants will vest over a period of five years.

About AdCare Health Systems, Inc.

AdCare Health Systems, Inc. (Amex: ADK) develops, owns and manages assisted living facilities, nursing homes and retirement communities and provides home health care services.  Prior to becoming a publicly traded company in November of 2006, AdCare operated as a private company for 18 years.  AdCare’s 920 employees provide high-quality care for patients and residents residing in the 16 facilities that they manage, seven of which are assisted living facilities, six skilled nursing centers and three independent senior living communities.  The Company has ownership interests in eight of those facilities.  In the ever expanding marketplace of long term care, AdCare’s mission is to provide quality healthcare services to the elderly.

Safe Harbor Statement

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law.  Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management.  The forward-looking statements involve known and unknown risks, results, performance or achievements of the Company to differ materially from those expressed or implied in such statements.  Such factors are identified in the public filings made by the Company with the Securities and Exchange Commission and include the Company’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace.  There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

Contact:

April Spittle

Manager of Corporate Communications

1-703-893-0021 ext. 108

aspittle@galencc.com

www.adcarehealth.com

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
ASSETS	(Unaudited)
Current Assets:
Cash	$ 1,053,332	$ 926,625
Certificate of deposit, restricted	214,363	209,637
Accounts receivable:
Long-term care resident receivables, net	2,041,199	2,115,364
Management, consulting and development receivables, net	256,086	259,778
Advances and receivables from affiliates	21,187	27,558
Prepaid expenses and other	581,074	453,219
Total current assets	4,167,241	3,992,181

Restricted Cash	712,369	973,975
Property and Equipment, Net	16,965,197	14,425,868
Note Receivable, Net	-	221,413
License, Net	1,189,307	1,189,307
Goodwill	2,638,193	2,638,193
Other Assets	1,033,726	1,050,506
Total assets	$ 26,706,033	$ 24,491,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$ 724,588	$ 773,279
Current portion of notes payable to stockholder	9,432	9,026
Accounts payable	1,531,418	1,416,313
Accrued expenses	1,901,010	2,060,222
Forward purchase contract	900,000	900,000
Total current liabilities	5,066,448	5,158,840

Notes Payable and Other Debt, Net of Current Portion	15,217,668	12,813,338
Notes Payable to Stockholder, Net of Current Portion	801,776	810,084
Other Liabilities	480,521	559,509
Deferred Tax Liability	21,284	-
Minority Interest in Equity of Consolidated Entities	291,411	255,070
Total liabilities	21,879,108	19,596,841

Stockholders' equity:
Preferred stock, no par value; 500,000 shares authorized;
no shares issued or outstanding	-	-
Common stock and additional paid-in capital, no par value;
3,786,129 shares authorized; 3,786,129 shares issued and outstanding	14,112,424	14,063,956
Accumulated deficit	(9,285,499)	(9,169,354)
Total stockholders' equity	4,826,925	4,894,602
Total liabilities and stockholders' equity	$ 26,706,033	$ 24,491,443

See notes to consolidated financial statements

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three-Months Ended		Six-Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Patient care revenues	$ 5,574,114	$5,457,475	$11,142,175	$10,824,117
Management, consulting and development fee revenue	442,422	414,902	866,903	872,609
Total revenue	6,016,536	5,872,377	12,009,078	11,696,726

Expenses:
Payroll and related payroll costs	3,697,477	3,653,871	7,284,874	7,342,447
Other operating expenses	2,113,128	1,924,627	4,136,385	3,704,381
Depreciation and amortization	206,324	169,683	433,018	340,087
Total expenses	6,016,929	5,748,181	11,854,277	11,386,915

Income (Loss) from Continuing Operations	(393)	124,196	154,801	309,811
Other Income (Expense):
Interest income	5,096	16,728	14,228	33,308
Interest expense, others	(393,358)	(289,373)	(619,710)	(569,945)
Interest expense, related parties	(13,574)	(17,726)	(28,446)	(35,683)
Minority interest in earnings (losses) of
consolidated entities	22,241	(36,134)	(29,689)	(64,008)
	(379,595)	(326,505)	(663,617)	(636,328)

Gain on Acquisition	413,593	-	413,593	-
Income (Loss ) From Continuing Operations Before
Income Taxes	33,605	(202,309)	(95,223)	(326,517)
Income Tax Expense	(10,642)	-	(21,284)	-
Income (Loss) From Continuing Operations	22,963	(202,309)	(116,507)	(326,517)

Discontinued Operations:
Loss from discontinued operations	-	(10,571)	-	(21,140)
Net Income (Loss)	$ 22,963	$ (212,880)	$ (116,507)	$ (347,657)

Net Income (Loss) Per Share, Basic:
Continuing operations	$ 0.01	$ (0.05)	$ (0.03)	$ (0.09)
Discontinued operations	-	-	-	-
	$ 0.01	$ (0.05)	$ (0.03)	$ (0.09)
Net Income (Loss) Per Share, Diluted:
Continuing operations	$ 0.01	$ (0.05)	$ (0.03)	$ (0.09)
Discontinued operations	-	-	-	-
	$ 0.01	$ (0.05)	$ (0.03)	$ (0.09)
Weighted Average Common Shares Outstanding,
Basic	3,786,129	3,786,129	3,786,129	3,786,129
Diluted	5,609,196	3,786,129	3,786,129	3,786,129
See notes to consolidated financial statements.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six-Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net Loss	$ (116,507)	$ (347,657)
Add back: loss from discontinued operations	-	(10,571)
Net loss from continuing operations	$ (116,507)	$ (358,228)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	433,018	340,087
Warrants issued for services	55,105	8,123
Stock option compensation expense	19,151	6,330
Minority interest	29,689	64,008
Note receivable forgiveness exchanged for rent	9,000	18,000
Gain on acquisition	(413,593)	-
Changes in certain assets and liabilities:
Accounts receivable	78,627	(86,624)
Prepaid expenses and other	153,084	(192,513)
Other assets	780	(9,645)
Accounts payable and accrued expenses	(114,350)	(65,862)
Income tax liability	21,284	-
Other liabilities	(97,485)	75,926
Net cash provided by (used in) operating activities of continuing operations	57,803	(200,398)
Net cash used in operating activities of discontinued operations	-	(4,278)
Net cash provided by (used in) operating activities	57,803	(204,676)
Cash flow from investing activities:
Proceeds from the sale of assets net of associated costs	2,500	-
Purchase of property plant and equipment	(226,160)	(569,895)
Net cash used in investing activities	(223,660)	(569,895)
Cash flows from financing activities:
Amortization of bond issuance costs	144,475	69,196
Decrease in restricted cash	276,693	8,248
Proceeds from notes payable	-	54,000
Cash received upon exercise of warrants	-	20,000
Repayment of notes payable to stockholder	-	(4,646)
Prepaid Financing Costs	111,984	-
Repayment on notes payable	(240,588)	(201,524)
Net cash provided by (used in) financing activities of continuing operations	292,564	(54,726)
Net cash provided by (used in) financing activities of discontinued operations:
Repayment on notes payable of discontinued operations	-	(4,739)
Net cash used in financing activities	292,564	(59,465)

Net Increase (Decrease) in Cash	126,707	(834,036)
Cash, Beginning	926,625	2,136,414
Cash, Ending	$ 1,053,332	$ 1,302,378

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for Interest	$ 265,760	$ 523,939
Supplemental Disclosure of Non-Cash Activities:
Rent in exchange of note receivable repayment	$ 9,000	$ 18,000
Acquisition of assets in exchange for note forgiveness	$ 2,808,736	$ -
See notes to consolidated financial statements.